UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2018

Newgioco Group, Inc

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 1, 2018, Jay Cardwell resigned as Interim Chief Financial Officer of Newgioco Group, Inc. (the “Company”). Mr. Cardwell’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

On November 20, 2018, the board of directors of the Company appointed Elizabeth MacLean as Chief Financial Officer and Chief Compliance Officer of the Company effective as of December 1, 2018. Ms. MacLean will no longer serve as Vice President Finance and Accounting. There is no family relationship between Ms. MacLean and any of our other officers and directors. Except as set forth herein, there are no understandings or arrangements between Ms. MacLean and any other person pursuant to which Ms. MacLean was appointed Chief Financial Officer and Chief Compliance Officer of the Company.

On November 30, 2018, the Company entered into an employment agreement (the “Agreement”) with Elizabeth MacLean, pursuant to which Ms. MacLean will serve as  Chief Financial Officer of the Company effective as of December 1, 2018 (the “Effective Date”). The Agreement commenced on the Effective Date and shall terminate on November 30, 2021, unless earlier terminated pursuant to the terms of the Agreement (the “Initial Term”). Upon the expiration of the Initial Term, the term of Ms. MacLean’s employment shall automatically be extended for successive one-year periods (the “Successive Term”) unless either party provides the other party with written notice not less than 60 days prior to the end of any Successive Term. Pursuant to the terms of the Agreement, Ms. MacLean shall receive a base salary of $235,000 which base salary may be increased by the Company’s board of directors (the “Board”), in its sole discretion. In addition, six months after the Effective Date (the “Probation Period”), Ms. MacLean shall be eligible to receive a bonus (the “Bonus”) and receive awards pursuant to the Company’s equity incentive plan as determined by the Board. Ms. MacLean shall also be eligible to participate in pension, medical, retirement and other benefit plans which are available to the Company’s senior officers and directors.

The Company may terminate Ms. MacLean’s employment at any time without Cause (as defined in the Agreement) for any reason or no reason and Ms. MacLean may terminate her employment for Good Reason (as defined in the Agreement) after the Probation Period. In the event Ms. MacLean’s employment is terminated by the Company without Cause (as defined in the Agreement) or by Ms. MacLean for Good Reason (as defined in the Agreement) after the Probation Period, Ms. MacLean shall be entitled to receive the following: (i) an amount equal to one times the sum of (A) Ms. MacLean’s then base salary and (B) an amount equal to the highest annual Bonus paid to Ms. McLean during the two most recently completed fiscal years payable over a period of twelve months; (ii) reimbursement of expenses properly incurred by Ms. MacLean; (iii) if Ms. MacLean elects to continue medical coverage under the Company’s group health plan, an amount equal to the monthly premiums for such coverage less the amount of employee contributions payable until the earlier of twelve months and the date Ms. MacLean becomes eligible to receive such coverage under a subsequent employer’s insurance plan; and (iv) except as otherwise provided at the time of grant, all outstanding stock options and restricted stock units issued to Ms. MacLean shall vest in full; provided, however, such vested stock options and restricted stock units shall not be exercisable after the earlier of (A) thirty days after the termination of Ms. MacLean’s employment and (B) the expiration date of such awards; provided further that, in the event Ms. MacLean’s employment is terminated prior to the compensation committee (the “Committee”) determining the satisfaction of performance criteria applicable with respect to the issuance of any such award, such award will not vest unless and until such determination has been made by the Committee. Upon termination by the Company of Ms. MacLean’s employment during the Probation Period with or without Cause (as defined in the Agreement) or for Cause (as defined in the Agreement) after the Probation Period, Ms. MacLean shall be entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Ms. MacLean payable on the termination date. In the event Ms. MacLean’s employment is terminated for death or Disability (as defined in the Agreement), Ms. MacLean shall be entitled to receive the following: (i) accrued but unpaid base salary through the termination date, (ii) reimbursement of expenses properly incurred by Ms. MacLean and (iii) one times Ms. MacLean’s then base salary payable within 45 days of the termination date. In the event Ms. MacLean terminates her employment for any reason other than Good Reason (as defined in the Agreement), Ms. MacLean shall be entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Ms. MacLean payable on the termination date. To be eligible to receive any of the severance payments upon termination of Ms. MacLean’s employment by the Company without Cause (as defined in the Agreement) or by Ms. MacLean for Good Reason (as defined in the Agreement), Ms. MacLean must execute a release of claims in favor of the Company as set forth in the Agreement.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Set forth below is the biographical information on Ms. MacLean, as required by Item 401 of Regulation S-K.

Elizabeth MacLean has more than 20 years of experience leading finance teams in various industries in both the United States and the United Kingdom. Since September 2016, Ms. MacLean has served as the Treasurer of H. MacLean Realty Company, Inc. (“MacLean Realty”) and since September 2017, she has served as Interim President of MacLean Realty. Since August 2018, Ms. MacLean has served as an adjunct faculty member at Ottawa University. From September 2018 to December 2018, Ms. Maclean served as Vice President Finance and Accounting of the Company. From October 2016 to October 2017, Ms. MacLean served as Director, Financial Planning and Analytics for Blackboard Transact, and from October 2009 until March 2016, she served as Director, Financial Planning and Analytics for Apollo Education Group/University of Phoenix. She also previously served as Global Lead for Financial Systems and Processes for Progressive Gaming International; Global Implementation Leader, SAP Finance Modules and IT Business Partner for Finance for Honeywell Process Solutions; Director, Digital Works for Honeywell; Director, Business Development for Honeywell eVentures; Foreign Exchange and Commodities Hedging Manager for Honeywell Corporate Treasury; and Cost Accounting and Activity-Based Costing Manager for AlliedSignal Aerospace. Ms. MacLean received an MBA in global finance from Stanford University’s Graduate School of Business and a bachelor of arts in biology from the University of Chicago.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between the Company and Elizabeth MacLean dated November 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2018	Newgioco Group, Inc.

By: /s/ Michele Ciavarella
Michele Ciavarella
Chief Executive Officer